Exhibit 99.1

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended December 31, 2023

(EXPRESSED IN UNITED STATES DOLLARS)

(UNAUDITED)

MANAGEMENT’S RESPONSIBILITY FOR INTERIM FINANCIAL REPORT

The accompanying unaudited condensed consolidated interim financial report of Permex Petroleum Corporation (the “Company”) has been prepared by and is the responsibility of the Company’s management. The Company’s independent auditor has not performed a review of this financial report.

PERMEX PETROLEUM CORPORATION

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2023	September 30, 2023

ASSETS
Current assets
Cash and cash equivalents	$32,000	$82,736
Trade and other receivables (net of allowance: December 31, 2023 - $nil; September 30, 2023 - $nil)	49,460	78,441
Prepaid expenses and deposits	108,253	127,239
Total current assets	189,713	288,416

Non-current assets
Reclamation deposits	75,000	145,000
Property and equipment, net of accumulated depreciation and depletion	10,339,441	10,361,419
Right of use asset, net	129,961	146,912

Total assets	$10,734,115	$10,941,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade and other payables	$3,744,023	$3,228,327
Loan payable	115,936	125,936
Loan payable – related party	45,000	-
Lease liability – current portion	77,648	77,069
Total current liabilities	3,982,607	3,431,332

Non-current liabilities
Asset retirement obligations	269,365	260,167
Lease liability, less current portion	65,232	81,456

Total liabilities	4,317,204	3,772,955

Stockholders’ Equity
Common stock, no par value per share; unlimited shares authorized, 551,503 shares* issued and outstanding as of December 31, 2023 and September 30, 2023.	14,947,150	14,947,150
Additional paid-in capital	4,549,431	4,549,431
Accumulated other comprehensive loss	(127,413)	(127,413)
Accumulated deficit	(12,952,257)	(12,200,376)

Total stockholders’ equity	6,416,911	7,168,792

Total liabilities and stockholders’ equity	$10,734,115	$10,941,747

*	The number of shares has been restated to reflect the 4:1 reverse stock split effective on October 23, 2023 (Note 1). All historical share and per share amounts reflected in this report have been adjusted to reflect the reverse stock split.

Approved by the board of directors on August 7, 2024 and signed on its behalf by:

“Bradley Taillon”	Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

PERMEX PETROLEUM CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

THREE MONTHS ENDED DECEMBER 31

(UNAUDITED)

	2023	2022

Revenues
Oil and gas sales	$47,651	$213,754
Royalty income	5,464	8,188
Total revenues	53,115	221,942

Operating expenses
Lease operating expense	91,435	292,679
General and administrative	683,683	1,215,106
Depletion and depreciation	21,978	40,196
Accretion on asset retirement obligations	9,198	7,994
Total operating expenses	(806,294)	(1,555,975)

Loss from operations	(753,179)	(1,334,033)

Other income (expense)
Foreign exchange loss	(3,676)	(3,310)
Other income	6,000	6,000
Finance expense	(1,026)	(1,182)
Change in fair value of warrant liability	-	23,334
Total other income (expense)	1,298	24,842

Net loss and comprehensive loss	$(751,881)	$(1,309,191)

Basic and diluted loss per common share	$(1.36)	$(2.71)

Weighted average number of common shares outstanding*	551,503	483,150

*	The number of shares has been restated to reflect the 4:1 reverse stock split effective on October 23, 2023 (Note 1). All historical share and per share amounts reflected in this report have been adjusted to reflect the reverse stock split (Note 1).

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

PERMEX PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

Three months ended December 31

	Number of Shares*	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Deficit	Total equity

Balance, September 30, 2023	551,503	$14,947,150	$4,549,431	$(127,413)	$(12,200,376)	$7,168,792

Net loss	-	-	-	-	(751,881)	(751,881)
Balance, December 31, 2023	551,503	$14,947,150	$4,549,431	$(127,413)	$(12,952,257)	$6,416,911

	Number of Shares*	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Deficit	Total equity

Balance, September 30, 2022	483,150	$14,337,739	$4,513,194	$(127,413)	$(8,260,415)	$10,463,105

Share-based payments	-	-	175	-	-	175
Net loss	-	-	-	-	(1,309,191)	(1,309,191)

Balance, December 31, 2022	483,150	$14,337,739	$4,513,369	$(127,413)	$(9,569,606)	$9,154,089

*	The number of shares has been restated to reflect the 4:1 reverse stock split effective on October 23, 2023 (Note 1). All historical share and per share amounts reflected in this report have been adjusted to reflect the reverse stock split (Note 1).

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

PERMEX PETROLEUM CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED DECEMBER 31

(UNAUDITED)

	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(751,881)	$(1,309,191)
Adjustments to reconcile net loss to net cash from operating activities:
Accretion on asset retirement obligations	9,198	7,994
Depletion and depreciation	21,978	40,196
Foreign exchange loss (gain)	3,676	-
Change in fair value of warrant liability	-	(23,334)
Share-based payments	-	175

Changes in operating assets and liabilities:
Trade and other receivables	28,981	(48,252)
Prepaid expenses and deposits	18,986	112,319
Trade and other payables	546,394	514,733
Right of use asset and lease liability	1,306	1,868
Net cash used in operating activities	(121,362)	(703,492)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures on property and equipment	(34,374)	(865,048)
Reclamation deposit redemption	70,000	-
Net cash provided by (used in) investing activities	35,626	(865,048)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan payable proceeds from related party	45,000	-
Loan payable repayment	(10,000)	-
Convertible debenture repayment	-	(38,291)
Net cash provided by (used in) financing activities	35,000	(38,291)

Change in cash and cash equivalents during the period	(50,736)	(1,606,831)

Cash and cash equivalents, beginning of the period	82,736	3,300,495

Cash and cash equivalents, end of the period	$32,000	$1,693,664

Supplemental cash flow disclosures:
Interest paid	$1,026	$1,182
Taxes paid	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Trade and other payables related to property and equipment	$1,265,555	$1,270,400

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

1. BACKGROUND

Permex Petroleum Corporation (the “Company”) was incorporated on April 24, 2017 under the laws of British Columbia, Canada and maintains its head office at 1700 Post Oak Boulevard, 2 Blvd Place Suite 600, Houston Texas, 77056. Its registered office is located at 10th floor, 595 Howe Street, Vancouver, British Columbia, Canada, V6C 2T5. The Company is primarily engaged in the acquisition, development and production of oil and gas properties in the United States. The Company’s oil and gas interests are located in Texas and New Mexico, USA. The Company is listed on the Canadian Securities Exchange (the “CSE”) under the symbol “OIL”. On April 16, 2024, the Company received a cease trade order issued by the British Columbia Securities Commission (the “BCSC”) due to its failure to file the annual financial statements for fiscal 2023 and quarterly reports for fiscal 2024. The trading was halted on the CSE effective April 17, 2024. The Company is currently working to bring all required filings up to date.

On September 12, 2023, the Company’s board of directors approved a reverse stock split of the Company’s issued and outstanding common stock at a 1 for 4 ratio, which was effective October 23, 2023. All issued and outstanding common stock, options, and warrants to purchase common stock and per share amounts contained in the financial statements have been retroactively adjusted to reflect the reverse stock splits for all periods presented.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the condensed consolidated financial statements include all adjustments necessary, which are of a normal and recurring nature, for the fair presentation of the Company’s financial position and of the results of operations and cash flows for the periods presented. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2023 or for any other interim period or for any other future fiscal year. These condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and footnotes for the fiscal year ended September 30, 2023.

Principles of Consolidation

The accompanying consolidated financial statements include the assets, liabilities, revenue and expenses of the Company’s wholly-owned subsidiary, Permex Petroleum US Corporation. All intercompany balances and transactions have been eliminated.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

2. Significant Accounting Policies (cont’d…)

Going concern of operations

These consolidated financial statements have been prepared on a going concern basis which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has incurred losses since inception in the amount of $12,952,257, has a working capital deficiency of $3,792,894 as of December 31, 2023 and has not yet achieved profitable operations. The Company requires equity financings to fund its operation, which it has been unable to secure in sufficient amounts to date, and there can be no assurances that it will be able to do so in the future. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company also expects to raise additional funds through equity and debt financings. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Subsequent to December 31, 2023, the Company has raised $1,365,000 through the issuance of convertible debentures. Management believes that this plan provides an opportunity for the Company to continue as a going concern subject to its continued ability to raise funds to maintain its operations and manage its working capital deficiency.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to, meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Management evaluates these estimates and judgments on an ongoing basis and bases its estimates on experience, current and expected future conditions, third-party evaluations and various other assumptions that management believes are reasonable under the circumstances.

Significant estimates have been used by management in conjunction with the following: (i) the fair value of assets when determining the existence of impairment factors and the amount of impairment, if any; (ii) the costs of site restoration when determining decommissioning liabilities; (iii) the useful lives of assets for the purposes of depletion and depreciation; (iv) petroleum and natural gas reserves; and (v) share-based payments. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

New accounting standards

In December 2023, the FASB issued ASU 2023 - 09, Income Taxes (Topic740) Improvements to Income Tax Disclosures, which becomes effective for fiscal years beginning after December 15, 2024. The standard requires companies to disclose specific categories in the income tax rate reconciliation table and the amount of income taxes paid per major jurisdiction. The Company does not expect the standard to have a material effect on its consolidated financial statements and has begun evaluating disclosure presentation alternatives.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

3. REVENUE

Revenue from contracts with customers is presented in “Oil and gas sales” on the Consolidated Statements of Operations.

As of December 31, 2023 and September 30, 2023, receivable from contracts with customers, included in trade and other receivables, were $21,116 and $48,165, respectively.

The following table present our revenue from contracts with customers disaggregated by product type and geographic areas.

Three months ended December 31, 2023	Texas	New Mexico	Total

Crude oil	$29,624	$18,027	$47,651
Natural gas	-	-	-
Revenue from contracts with customers	$29,624	$18,027	$47,651

Three months ended December 31, 2022	Texas	New Mexico	Total

Crude oil	$173,961	$39,512	$213,473
Natural gas	281	-	281
Revenue from contracts with customers	$174,242	$39,512	$213,754

4. CONCENTRATION OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its cash equivalents and trade receivables. The Company’s cash balances sometimes exceed the United States’ Federal Deposit Insurance Corporation insurance limits. The Company mitigates this risk by placing its cash and cash equivalents with high credit quality financial institutions and attempts to limit the amount of credit exposure with any one institution. To date, the Company has not recognized any losses caused by uninsured balances.

The majority of the Company’s receivable balance is concentrated in trade receivables, with a balance of $43,696 as of December 31, 2023 (September 30, 2023 - $73,021). For the three months ended December 31, 2023 and 2022, we had two significant customers that accounted for approximately 100% and 95%, respectively, of our total oil, and natural gas revenues. Two customers represented $16,949 (39%) of the trade receivable balance. The Company routinely assesses the financial strength of its customers. The non-trade receivable balance consists of goods and services tax (“GST”) recoverable of $5,764. GST recoverable is due from the Canadian Government. It is in management’s opinion that the Company is not exposed to significant credit risk. During the three months ended December 31, 2023, the Company recognized $9,587 (2022 - $nil) in credit losses on its receivables.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2023	September 30, 2023

Oil and natural gas properties, at cost	$10,501,244	$10,501,244
Less: accumulated depletion	(298,574)	(289,456)
Oil and natural gas properties, net	10,202,670	10,211,788
Other property and equipment, at cost	205,315	205,315
Less: accumulated depreciation	(68,544)	(55,684)
Other property and equipment, net	136,771	149,631
Property and equipment, net	$10,339,441	$10,361,419

Depletion and depreciation expense was $21,978 and $40,196 for the three month periods ended December 31, 2023 and December 31, 2022, respectively.

6. LEASES

All of the Company’s right-of-use assets are operating leases related to its office premises. Details of the Company’s right-of-use assets and lease liabilities are as follows:

	December 31, 2023	September 30, 2023

Right-of-use assets	$129,961	$146,912

Lease liabilities
Balance, beginning of the year	$158,525	$244,906
Addition	-	-
Liability accretion	4,602	24,221
Lease payments	(20,247)	(110,602)
Balance, end of the year	$142,880	$158,525
Current lease liabilities	$77,648	$77,069
Long-term lease liabilities	$65,232	$81,456
Weighted-average remaining lease term (in years)	1.92	2.17
Weighted-average discount rate	12%	12%

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

6. LEASES (cont’d…)

The following table presents the Company’s total lease cost.

	Three months ended December 31, 2023	Three months ended December 31, 2022

Operating lease cost	$21,554	$35,398
Variable lease expense	14,947	7,175
Sublease income	-	(10,004)

Net lease cost	$36,501	$32,569

As of December 31, 2023, the Company has one office lease agreement for its office premises for terms ending in November 2025. The maturities of the Company’s operating lease liabilities are as follows:

Year
2024	$61,943
2025	84,664
2026	14,180
Total lease payments	160,787
Less: imputed interest	(17,907)
Total lease liabilities	$142,880

7. ASSET RETIREMENT OBLIGATIONS

Asset retirement obligations reflects the estimated present value of the amount of dismantlement, removal, site reclamation, and similar activities associated with the Company’s oil and gas properties. Changes to the asset retirement obligations are as follows:

	December 31, 2023	September 30, 2023

Asset retirement obligations, beginning of the year	$260,167	$236,412
Obligations derecognized	-	(287)
Revisions of estimates	-	(7,934)
Accretion expense	9,198	31,976
	$269,365	$260,167

During the year ended September 30, 2023, the Company had revision of estimates totaling $7,934 primarily due to changes in future cost estimates and retirement dates for its oil and gas assets. During the year ended September 30, 2023, the Company incurred plugging and abandonment costs of $66,354 and recognized a loss of $66,067 on the settlement.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

7. ASSET RETIREMENT OBLIGATIONS (cont’d…)

Reclamation deposits

As of December 31, 2023, the Company held reclamation deposits of $75,000 (September 30, 2023 - $145,000), which are expected to be released after all reclamation work has been completed with regard to its oil and natural gas interests. During the three months ended December 31, 2023, the Company redeemed $70,000 in reclamation deposits.

8. DEBT

Convertible debenture – Related party

As of September 30, 2022, the Company had a debenture loan of $73,000 (CAD$100,000) from the CEO of the Company outstanding. The debenture loan was secured by an interest in all of the Company’s right, title, and interest in all of its oil and gas assets, bore interest at a rate of 12% per annum and had a maturity date of December 20, 2022. The debenture was convertible at the holder’s option into units of the Company at $26.28 (CAD$36.00) per unit. Each unit would be comprised of one common share of the Company and one share purchase warrant; each warrant entitled the holder to acquire one additional common share for a period of three years at an exercise price of $35.04 (CAD$48.00).

During the year ended September 30, 2022, the Company repaid $34,709 of the loan (CAD$47,546). During the year ended September 30, 2023, the Company repaid the remaining principal loan amount of $38,291 (CAD$52,454). During the years ended September 30, 2023, the Company recorded interest of $1,182.

Loan payable – Related party

During the three months ended December 31, 2023, the Company received a $45,000 loan from a former director of the Company. The loan is unsecured, non-interest bearing, and has no specific repayment terms.

Loan payable

On April 28, 2023, the Company issued a promissory note with a principal amount of $209,497 to a supplier to settle an outstanding trade payable. The promissory note is unsecured and bears interest at 6% per annum, payable on September 30. 2023. At December 31, 2023, the Company has an outstanding unpaid principal amount of $115,936 (September 30, 2023 - $125,936).

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

9. RELATED PARTY TRANSACTIONS

i)	The convertible debenture loan from the CEO of the Company mentioned in Note 8 was paid off during the three months ended December 31, 2022.

ii)	The Company has an employment agreement with Mehran Ehsan, the former CEO of the Company, for an annual base salary of $250,000, with no specified term. Mr. Ehsan is also eligible on an annual basis for a cash bonus of up to 100% of annual salary, subject to the discretion of the board of directors. During the three months ended December 31, 2023, the Company incurred management salary of $62,500 (2022 - $62,500), for Mr. Ehsan, with no bonuses incurred in either quarter. Further, the terms of this employment agreement provide that if Mr. Ehsan’s employment with the Company is terminated without “cause” (as defined in the agreement) than Mr. Ehsan is entitled to a severance payment equal to three years of base salary and a bonus equal to 20% of his annual base salary. Mr. Ehsan resigned as President and CEO of the Company on April 29, 2024. On May 15, 2024, the Company amended the employment agreement to change his role to Vice President of Business Development. All other terms and conditions of the employment agreement remain the same. The Company considers this a related party transaction, as it relates to key management personnel and entities over which it has control or significant influence.

iii)	On May 1, 2022, the Company entered into an employment agreement with the CFO of the Company for an annual base salary of $50,000, with no specified term. The CFO is also eligible on an annual basis for a cash bonus of up to 100% of annual salary, subject to the discretion of the board of directors. The employment agreement may be terminated with a termination payment equal to two months of base salary. During the three months ended December 31, 2023, the Company incurred management salary of $12,500 (2022 - $12,500), to the CFO of the Company, with no bonuses incurred in either year. The Company considers this a related party transaction, as it relates to key management personnel and entities over which it has control or significant influence.

10. LOSS PER SHARE

The calculation of basic and diluted loss per share for the three month periods ended December 31, 2023 and 2022 was based on the net losses attributable to common shareholders. The following table sets forth the computation of basic and diluted loss per share:

	Three months ended December 31, 2023	Three months ended December 31, 2022

Net loss	$(751,881)	$(1,309,191)
Weighted average common shares outstanding	551,503	483,150

Basic and diluted loss per share	$(1.36)	$(2.71)

As of December 31, 2023, 16,980 (2022 - 21,146) stock options and 275,353 (2022 - 274,276) warrants were excluded from the diluted weighted average number of common shares calculation as their effect would have been anti-dilutive.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

11. EQUITY

Common stock

The Company has authorized an unlimited number of common shares with no par value. At December 31, 2023 and September 30, 2023, the Company had 551,503 common shares issued and outstanding after giving effect to the 4:1 reverse stock split effective October 23, 2023. All issued and outstanding common stock, options, and warrants to purchase common stock and per share amounts contained in the financial statements have been retroactively adjusted to reflect the reverse stock split.

There were no share issuance transactions during the three months ended December 31, 2023.

During the year ended September 30, 2023, the Company announced a warrant exercise incentive program (the “Program”) whereby the Company amended the exercise prices of 253,966 warrants (the “Eligible Warrants”) from $50.40 per share to $11.44 per share if the holders of the Eligible Warrants exercised the Eligible Warrants before June 30, 2023 (the “Program Period”). In addition to the repricing, the Company offered, to each warrant holder who exercised the Eligible Warrants during the Program Period, the issuance of one additional common share purchase warrant for each warrant exercised during the Program Period (each, an “Incentive Warrant”). Each Incentive Warrant entitles the warrant holder to purchase one common share of the Company for a period of 5 years from the date of issuance, at a price of $18.00 per Share.

On June 30, 2023, the Company issued 68,353 common shares at a price of $11.44 per share from the exercise of the Eligible Warrants pursuant to the Program for gross proceeds of $781,953 (net proceeds of $645,330). In connection with the Program, the Company issued 68,353 Incentive Warrants. The Company also incurred $62,556 and issued 5,470 warrants as a finders’ fee to its investment bank. The finder’s warrants are on the same terms as the Incentive Warrants. The Incentive Warrants and finder’s warrants were valued at $449,005 and $35,919, respectively, using the Black-Scholes option pricing model (assuming a risk-free interest rate of 3.68%, an expected life of 5 years, annualized volatility of 128.81% and a dividend rate of 0%). The repricing of the Eligible Warrants is accounted for as a modification under ASC 815-40-35-14 through 18. The effect of the modification is $544,164, measured as the excess of the fair value of the repriced warrants over the fair value of the original warrants immediately before it was modified and the fair value of the incentive warrants issued as an additional inducement to exercise the warrants. The fair values were measured using the Black-Scholes option pricing model (assuming a risk-free interest rate of 4.21%, an expected life of 3.75 years, annualized volatility of 137.62% and a dividend rate of 0%). The Company recognized a deemed dividend of $543,234 for the fair value of the Incentive Warrants and the portion of inducement related to the equity-classified warrants. The effect of the repricing of the liability-classified warrants was $930 and was recorded in the statement of operations and comprehensive loss. The Company also incurred legal and other expenses of $74,066 in connection with the Program.

Share-based payments

Stock options

The Company has a stock option plan (the “Plan”) in place under which it is authorized to grant options to executive officers and directors, employees and consultants. Pursuant to the Plan, the Company may issue aggregate stock options totaling up to 10% of the issued and outstanding common stock of the Company. Further, the Plan calls for the exercise price of each option to be equal to the market price of the Company’s stock as calculated on the date of grant. The options can be granted for a maximum term of 10 years and vest at the discretion of the Board of Directors at the time of grant.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

11. EQUITY (cont’d…)

Share-based payments (cont’d…)

Stock option transactions are summarized as follows:

	Number of options	Weighted Average Exercise Price

Balance, September 30, 2022	21,146	$53.04
Cancelled	(833)	42.62

Balance, September 30, 2023	20,313	$54.23
Cancelled	(3,333)	42.62
Balance, December 31, 2023	16,980	$57.27

Exercisable at December 31, 2023	16,980	$57.27

The aggregate intrinsic value of options outstanding and exercisable as at December 31, 2023 was $nil (September 30, 2023 - $nil).

The options outstanding as of December 31, 2023 have exercise prices in the range of $9.00 to $90.00 and a weighted average remaining contractual life of 6.14 years.

During the three months ended December 31, 2023 and 2022, the Company recognized share-based payment expense of $nil and $175, respectively, for the portion of stock options that vested during the period.

As December 31, 2023, the following stock options were outstanding:

Number of Options	Exercise Price	Issuance Date	Expiry Date
5,730	$90.00	December 4, 2017	December 4, 2027
1,250	$54.00	November 1, 2018	November 1, 2028
1,250	$9.00	March 16, 2020	March 16, 2030
8,750	$43.20	October 6, 2021	October 6, 2031
16,980

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

11. EQUITY (cont’d…)

Warrants

Warrant transactions are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price

Balance, September 30, 2022	274,276	$48.48
Exercised	(68,353)	11.44
Granted	73,823	18.00

Balance, September 30, 2023	279,746	$39.79
Expired	(4,393)	95.90

Balance, December 31, 2023	275,353	$38.90

As December 31, 2023, the following warrants were outstanding:

Number of Warrants	Exercise Price	Issuance Date	Expiry Date

149,447	$50.40	March 29, 2022	March 29, 2027
73,823	$18.00	June 30, 2023	June 30, 2028
52,083	$36.00	September 30, 2021	September 30, 2031
275,353

22,059 warrants issued with private placement units during fiscal 2022 have an exercise price denominated in CAD. These warrants were initially valued at $202,009 using the Black-Scholes option pricing model (assuming a risk-free interest rate of 0.98%, an expected life of 2 years, annualized volatility of 153.02% and a dividend rate of 0%) and recorded as a warrant liability. These warrants were subsequently revaluated and a gain on fair value adjustment of $178,509 was recorded during the year ended September 30, 2022. During the year ended September 30, 2023, a gain on fair value of $23,500 was recorded. These warrants expired on November 4, 2023.

The following weighted average assumptions were used for the Black-Scholes valuation of warrants as at December 31, 2023 and September 30, 2023:

	December 31, 2023	September 30, 2023

Risk-free interest rate	-	3.79%

Expected life of options	-	1 Year
Expected annualized volatility	-	135.59%
Dividend rate	-	Nil
Weighted average fair value of options granted	$-	$1.46

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

12. SEGMENT INFORMATION

Operating segments

The Company operates in a single reportable segment – the acquisition, development and production of oil and gas properties in the United States.

13. CONTINGENCIES

The Company from time to time may be involved with disputes, claims and litigation related to the conduct of its business. The Company currently has $455,447 in claims from certain trade vendors for non-payment, of which $446,783 have been accrued as of December 31, 2023. The Company plans to continue engaging with these claimants faithfully and is working on potentially settlements for all outstanding claims.

14. SUBSEQUENT EVENTS

a)	On February 28, 2024, the Company announced a private placement of convertible debenture units of the Company (the “Units”) for gross proceeds of up to $20,000,000. Each Unit will consist of one convertible debenture (a “Debenture”) in the principal amount of $1,000 and one common share purchase warrant (a “Warrant”). Each Warrant will be exercisable for a period of five years from the date of issuance for one common share of the Company (a “Share”) at an exercise price of $4.08. On May 29, 2024, the Company amended the terms of the Units. Each Unit will now consist of one convertible debenture (a “Debenture”) in the principal amount of $1,000 and 294 common share purchase warrants (each a “Warrant”). Each Warrant will be exercisable for a period of five years from the date of issuance for one common share of the Company (a “Share”) at an exercise price of $4.08. The Debentures will mature (the “Maturity Date”) on the earlier of: (i) one-year from the date of issuance or (ii) three-months from the date of issuance if the Company does not enter into a securities exchange, unit purchase or merger agreement with a third party to the reasonable satisfaction of a majority of the holders of Debentures. The Debentures will bear simple interest at a rate of 10% per annum, payable on the Maturity Date or the date on which all or any portion of the Debenture is repaid, and have a conversion price of $3.40 per share. Interest will be paid in cash or Shares based on a conversion price of $3.40.

b)	On April 16, 2024, the Company closed the first tranche of the private placement announced on February 28, 2024, consisting of 500 Units for gross proceeds of $500,000. As a result, the Company issued a Debenture with a principal amount of $500,000 and 147,000 Warrants.

c)	On April 16, 2024, the Company received a cease trade order due to failing to file its annual financial statements for fiscal 2023 (the “FFCTO”) from the British Columbia Securities Commission (the “BCSC”) and the trading was halted from the CSE effective April 17, 2024.

d)	On June 5, 2024, the Company was granted a partial revocation of the FFCTO by the BCSC to permit the Company to complete an additional private placement of convertible debenture units for gross proceeds of $865,000.

e)	On June 16, 2024, the Company closed the second tranche of the private placement of convertible debenture units announced on February 28, 2024, consisting of 865 Units for gross proceeds of $865,000. As a result, the Company issued a Debenture with a principal amount of $865,000 and 254,310 Warrants.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2023

(UNAUDITED)

14. SUBSEQUENT EVENTS (cont’d…)

f)	The Company entered into an employment agreement with Bradley Taillon, the Company’s CEO, on April 29, 2024. Pursuant to this employment agreement, the Company employs Mr. Taillon to serve as CEO of the Company and to perform such duties and have such authority as may from time to time be assigned by the Company’s Board of Directors. As compensation for the performance of such duties, the Company paid Mr. Taillon a base salary of $250,000, which shall be reviewed by the Company annually. The terms of this employment agreement as amended also provide that Mr. Taillon is eligible for an annual cash bonus of up to 100% of his annual salary. In addition to any annual bonus, Mr. Taillon received a one-time sign-on bonus of $50,000 and is eligible for additional performance bonuses ranging from $50,000 to $750,000 upon the closing of a qualified financing with proceeds to the Company of $1 million or greater. Further, the terms of this employment agreement provide that if Mr. Taillon’s employment with the Company is terminated without “cause” (as defined in the agreement) than Mr. Taillon is entitled to a severance payment equal to two years of base salary and a bonus equal to 50% of his annual base salary.